Exhibit 16.1

                             Marcum & Kliegman, LLP
                             ----------------------
                          Certified Public Accountants
    A Limited Liability Partnership Consisting of Professional Corporations

January 25, 2007

Mr. Mitchell S. Segal
Chief Executive Officer and Chief Financial Officer
Walker Financial Corporation
990 Stewart Avenue, Suite 650
Garden City, NY 11530

Re: Walker Financial Corporation

Dear Mr. Segal

This is to confirm that the client-auditor relationship between Walker Financial Corporation and Marcum & Kliegman, LLP has ceased effective January 19, 2007.

Very truly yours,

/s/Marcum & Kliegman, LLP

Sent Via E-mail
Sent Via Federal Express - Priority

cc:

PCAOB Letter File, 7th Floor
(Sent Via Fax: 202-772-9252)

Office of the Chief Accountant
Securities and Exchange Commission
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Washington, DC 20549
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      Return Receipt Requested)

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